UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2010

MAYFLOWER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	000-52477	04-1618600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 South Main Street, Middleboro, Massachusetts  02346
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (508) 947-4343

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      Effective August 24, 2010, Mr. William C. MacLeod retired as a director of Mayflower Bancorp, Inc. (the “Company”) and Mayflower Co-operative Bank.

(e)      On August 24, 2010, the stockholders of Mayflower Bancorp, Inc. approved the Mayflower Bancorp, Inc. 2010 Equity Incentive Plan (the “Plan”).  Employees, officers and directors of the Company or its affiliates are eligible to participate in the Plan.  The terms of the Plan were previously disclosed in, and a copy of the Plan was contained as Appendix C to, the Company’s definitive proxy materials for the Company’s 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on July 22, 2010.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Company was held on August 24, 2010.  The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, to serve for three year terms or until their successors are elected and qualified, by the following vote:

NAME	FOR	WITHHELD	BROKER NON-VOTES

E. Bradford Buttner	831,187	199,921	928,063
Diane A. Maddigan	832,322	198,786	928,063
Edward J. Medeiros	831,196	199,912	928,063
David R. Smith	828,586	202,522	928,063

2.	The Company’s 2010 Equity Incentive Plan was approved by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
693,292	331,575	4,916	928,063

3.
The appointment of Parent, McLaughlin & Nangle as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2011 was ratified by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,835,957	100,663	21,224	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYFLOWER BANCORP, INC. (Registrant)

Date: August 26, 2010	By:	/s/ Edward M. Pratt
Edward M. Pratt
President and Chief Executive Officer